AMERICAN PACIFIC CORPORATION
Fiscal 2006 First Quarter Financial Results
Contact: Seth Van Voorhees — (702) 735-2200 ext. 166
E-mail: InvestorRelations@apfc.com
Website: www. apfc.com
AMERICAN PACIFIC REPORTS FISCAL 2006 FIRST QUARTER
RESULTS, and INVESTOR TELECONFERENCE
LAS VEGAS, NEVADA, February 13, 2006 — American Pacific Corporation (NASDAQ®: APFC) today reported financial results for its fiscal 2006 first quarter ended December 31, 2005.
Results of Operations
Revenues and Per Share Amounts — Revenues for the first quarter of fiscal 2006 were $19.1 million, reflecting an increase of $0.9 million, or 5%, compared to last year’s first quarter. Net loss was $1.3 million, or $0.18 per diluted share, compared to net income of $1.0 million, or $0.14 per diluted share during the first quarter of fiscal 2005.
As discussed below, we completed the acquisition of the fine chemicals business (the “AFC Business”) of GenCorp Inc. on November 30, 2005. The financial results of the AFC business are included in our consolidated operating results beginning December 1, 2005. We report the AFC Business results as our Fine Chemicals segment.
The increase in revenues reflects revenues from AFC, or our Fine Chemicals segment, of $5.2 million, increases in revenues from our Aerospace Equipment and Other Businesses segments of $0.9 million and $1.0 million, respectively, offset by a decline in Specialty Chemicals revenues of $6.3 million. Specialty Chemicals segment revenues declined due to lower volume of perchlorate sales. The increase in Aerospace Equipment sales reflects a strong domestic backlog and the related production. Other Businesses segment revenue increased principally due to sales of water treatment equipment spare parts.
Cost of Revenues — Cost of revenues increased $2.0 million, or 16%, to $14.6 million for the fiscal 2006 first quarter, from $12.5 million in the first quarter of fiscal 2005. Cost of revenues increased at a greater rate than revenues, and as a result, the gross margin percentage for the first quarter of fiscal 2006 declined to 24%, compared to 31% for first quarter of fiscal 2005. The decline in gross margin percentage is due principally to our Specialty Chemicals segment, which has substantial manufacturing overhead. As a consequence, lower perchlorate revenues during the quarter, resulted in lower gross margin.
Operating Expenses — Operating expenses decreased $0.3 million, or 4%, in the first quarter of fiscal 2006 to $6.4 million, from $6.7 million in the first quarter of fiscal 2005. The decrease in operating expenses was due primarily to reduced environmental expenses, offset partially by the inclusion of AFC operating expenses. During the prior year first quarter, we incurred significant expenses assessing our Henderson Nevada remediation project. The project commenced in July 2005, and accordingly, we did not incur significant evaluation costs this quarter.
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3770 HOWARD HUGHES PARKWAY• SUITE 300• LAS VEGAS, NV 89109
PHONE (702) 735-2200• FAX (702) 735-4876
Exhibit 99.1 — pg. 1

Interest and Other Income and Interest Expense — Other income includes a gain of $0.6 million related to the sale of our interest in a real estate partnership. Interest expense increased substantially during the first quarter of fiscal 2006 due to the financing related to our AFC acquisition.
AFC Acquisition
On November 30, 2005, we completed the acquisition of the fine chemicals business of GenCorp Inc. through the purchase of substantially all of the assets of Aerojet Fine Chemicals, LLC and the assumption of certain of its liabilities. The assets were acquired and liabilities assumed by our newly formed, wholly-owned subsidiary, Ampac Fine Chemicals (“AFC”). AFC is a manufacturer of active pharmaceutical ingredients and registered intermediates under cGMP guidelines for customers in the pharmaceutical industry. Its facilities in California offer specialized engineering capabilities including high containment for high potency compounds, energetic and nucleoside chemistries, and chiral separation using the first commercial-scale simulated moving bed in the United States.
The estimated total consideration for the AFC Business acquisition is comprised of the following (in thousands):

Cash	$88,500
Fair value of Seller Subordinated Note (Face value $25.500)	19,400
Capital expenditures adjustment	17,431
Working capital adjustment	(1,268)
EBITDAP Adjustment	(1,000)
Other direct acquisition costs	4,712

Total purchase price	$127,775

The purchase price is subject to adjustment based on post-closing analyses of capital expenditures and working capital. The purchase price may also be adjusted for an additional contingent cash payment of up to $5.0 million based on targeted performance of the AFC business during fiscal 2006. The acquisition was funded using net proceeds of $83.3 million from our Credit Facilities, a $25.5 million Seller Subordinated Note, and existing cash.
In addition, the Company has filed Amendment No. 1 to the current report on Form 8-K filed on November 30, 2005 related to the acquisition of AFC containing required financial statement disclosures.
Liquidity and Capital Resources
Cash Flows — Cash used in operating activities was $5.0 million for the first quarter of fiscal 2006. The negative cash flow from operations reflects cash expenditures for our environmental remediation project of $2.7 million and cash used to fund increased inventory levels, offset partially by depreciation and other non-cash charges of $2.9 million.
Credit Facilities and Seller Subordinated Note — In connection with our acquisition of AFC we entered into a $75 million first lien credit agreement and a $20 million second lien credit agreement (collectively, the “Credit Facilities”). The Credit Facilities are collateralized by
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AMERICAN PACIFIC CORPORATION
Exhibit 99.1 — pg. 2

substantially all of our assets and the assets of our domestic subsidiaries. The first lien credit facility includes a $10 million revolving credit line. The Credit Facilities contain, among other provisions, financial covenants, events which require prepayment of debt and restrictions on asset sales, additional debt or liens, issuance of equity, and dividends. We are in compliance with these covenants as of December 31, 2005.
In addition, we entered into a Seller Subordinated Note for $25.5 million which is subordinated to the Credit Facilities and certain of our other debt and contains certain terms and restrictions. A more detailed discussion of the terms of our Credit Facilities and Seller Subordinated Note is included in our Current Report on Form 8-K dated November 30, 2005.
Investor Teleconference
We invite you to participate in a teleconference with our executive management covering the 2006 first fiscal quarter financial results. The investor teleconference will be held today at 1:30 p.m., Pacific Standard Time. The teleconference will include a presentation by management followed by a question and answer session. The teleconference can be accessed by dialing (973) 935-2106 between 1:15 and 1:30 p.m., Pacific Standard Time. As is our customary practice, a live webcast of the teleconference is being provided by Thomson Financial’s First Call Events. A link to the webcast is available at our website at www.apfc.com, and will be available for replay through May 13, 2006.
Risk Factors/Forward Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual results of the Company, or industry results, to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk of any reduction or changes in NASA or U.S. government military spending, the loss of any one of our limited number of customers, the failure of continued appropriations by Congress for our customers’ existing or future U.S. government contracts, cost over-runs on our fixed price contracts, termination of the U.S. government contracts at its convenience, complex procurement regulations, environmental concerns, our substantial amount of debt, the restrictive debt covenants and the cost of servicing such debt, the ability to secure and maintain adequate liquidity to manage our operations, the hazardous nature of our product, the disruption of the supply of key raw materials, our inability to adapt to rapid technological changes, and risks associated with our acquisition of the AFC Business, including, but not limited to, integration risks and costs, the AFC Business not achieving expected financial results or synergies or otherwise perform as expected and the risks associated with the operations of the AFC Business, and the other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. Readers of this release are referred to the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 for further discussion of these and other factors that could affect future results. The forward-looking statements contained in this news release are made as of the date hereof and American Pacific assumes no obligation to update for actual results or to update the reasons why actual results could differ materially from those projected in the forward-looking
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AMERICAN PACIFIC CORPORATION
Exhibit 99.1 — pg. 3

statements. In addition, the operating results and cash flows for the three-month and twelve-month periods ended September 30, 2005, are not necessarily indicative of the results that will be achieved for future periods.
About American Pacific Corporation
American Pacific is a chemical and aerospace company with the following products: (i) fine chemicals in the form of active pharmaceutical ingredients and registered intermediates, (ii) perchlorate chemicals used in space propulsion and other applications, (iii) liquid in-space propellant thrusters used for attitude control on satellites, (iv) Halotron, a clean fire extinguishing agent, (v) sodium azide and other energetic products used in various applications and (vi) water treatment equipment. Fine chemicals are produced at Ampac Fine Chemicals (AFC) in Rancho Cordova, California. Perchlorates and other energetic chemicals as well as Halotron and water treatment equipment (PSI) are manufactured at the Wecco division in Cedar City, Utah. The in-space propulsion business, Ampac-ISP, is located at Niagara, New York, and Westcott in the U.K. American Pacific also participates in a joint venture packaged explosive manufacturer, Energetic Systems, Inc. (ESI) with facilities in Hallowell, Kansas and Oklahoma City, Oklahoma. Additional information about American Pacific can be obtained by visiting the Company’s web site at www.apfc.com.
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AMERICAN PACIFIC CORPORATION
Exhibit 99.1 — pg. 4

AMERICAN PACIFIC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited, Dollars in Thousands, Except per Share Amounts)

	Three Months Ended
	December 31,
	2005	2004
Revenues	$19,117	$18,254
Cost of Revenues	14,576	12,545

Gross Profit	4,541	5,709
Operating Expenses	6,431	6,695

Operating Income (Loss)	(1,890)	(986)
Interest and Other Income	875	109
Interest Expense	1,142	66

Income (Loss) Before Income Taxes and Extraordinary Gain	(2,157)	(943)
Income Tax Provision (Benefit)	(852)	(349)

Income (Loss) Before Extraordinary Gain	(1,305)	(594)
Extraordinary Gain, Net of Tax	—	1,622

Net Income (Loss)	$(1,305)	$1,028

Basic Earnings (Loss) Per Share:
Income (Loss) Before Extraordinary Gain	$(0.18)	$(0.08)
Extraordinary Gain, Net of Tax	—	0.22

Net Income (Loss)	$(0.18)	$0.14

Diluted Earnings (Loss) Per Share:
Income (Loss) Before Extraordinary Gain	$(0.18)	$(0.08)
Extraordinary Gain, Net of Tax	—	0.22

Net Income (Loss)	$(0.18)	$0.14

Weighted Average Shares Outstanding:
Basic	7,297,000	7,292,000
Diluted	7,297,000	7,292,000
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AMERICAN PACIFIC CORPORATION
Exhibit 99.1 — pg. 5

AMERICAN PACIFIC CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, Dollars in Thousands)

	December 31,	September 30,
	2005	2005
ASSETS
Current Assets:
Cash and Cash Equivalents	$2,911	$37,213
Accounts and Notes Receivable	24,539	12,572
Inventories	37,104	13,818
Prepaid Expenses and Other Assets	3,646	1,365
Deferred Income Taxes	834	834

Total Current Assets	69,034	65,802
Property, Plant and Equipment, Net	116,304	15,646
Intangible Assets, Net	26,412	9,763
Deferred Income Taxes	19,312	19,312
Other Assets	5,176	4,477

TOTAL ASSETS	$236,238	$115,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$17,165	$5,231
Accrued Liabilities	7,441	2,786
Employee Related Liabilities	3,376	2,023
Environmental Remediation Reserves	2,220	4,967
Deferred Revenues	2,217	792
Accrued Interest and Current Portion of Debt	2,072	768

Total Current Liabilities	34,491	16,567
Long-Term Debt	103,306	—
Environmental Remediation Reserves	15,620	15,620
Pension Obligations and Other Long-Term Liabilities	9,368	8,144

Total Liabilities	162,785	40,331

Commitments and Contingencies	—	—
Shareholders’ Equity
Preferred Stock — No par value; 3,000,000 authorized; none outstanding	—	—
Common Stock — $.10 par value; 20,000,000 shares authorized	932	932
Capital in Excess of Par Value	86,322	86,187
Retained Earnings	4,901	6,206
Treasury Stock — 2,034,870 shares	(16,982)	(16,982)
Accumulated Other Comprehensive Loss	(1,720)	(1,674)

Total Shareholders’ Equity	73,453	74,669

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$236,238	$115,000

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AMERICAN PACIFIC CORPORATION

Exhibit 99.1 — pg. 6

AMERICAN PACIFIC CORPORATION
Condensed Consolidated Statements of Cash Flow
(Unaudited, Dollars in Thousands)

	Three Months Ended
	December 31,
	2005	2004
Cash Flows from Operating Activities	$(4,991)	$3,109

Cash Flows from Investing Activities:
Acquisition of businesses	(112,971)	(4,468)
Capital expenditures	(1,886)	(568)
Proceeds from sale of assets	2,395	—
Investment in and advances to joint venture	—	(141)

Net Cash Used in Investing Activities	(112,462)	(5,177)

Cash Flows from Financing Activities:
Proceeds from the issuance of long-term debt	85,000	—
Payments of long-term debt	(162)
Debt issuance costs	(1,677)	—
Other	(10)	—

Net Cash Provided by Financing Activities	83,151	—

Net Change in Cash and Cash Equivalents	(34,302)	(2,068)
Cash and Cash Equivalents, Beginning of Period	37,213	23,777

Cash and Cash Equivalents, End of Period	$2,911	$21,709

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AMERICAN PACIFIC CORPORATION
Exhibit 99.1 — pg. 7